Exhibit 5.1

[Letterhead of Sullivan & Cromwell LLP]

June 9, 2022

AST SpaceMobile, Inc.,

Midland Intl. Air & Space Port,

2901 Enterprise Lane,

Midland, Texas, 79706.

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933 (the “Act”) of up to a maximum aggregate offering price of $500,000,000 of (i) shares of Class A common stock of AST SpaceMobile, Inc., a Delaware corporation (the “Company”), par value $0.0001 per share (the “Class A Common Stock”), (ii) shares of preferred stock of the Company (the “Preferred Stock”) and (iii) debt securities of the Company (the “Debt Securities” and, together with the Class A Common Stock and the Preferred Stock, the “Securities”), we, as your counsel, have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion.

Upon the basis of such examination, it is our opinion:

(1) When the registration statement relating to the Securities (the “Registration Statement”) has become effective under the Act, the terms of the sale of the Class A Common Stock have been duly established in conformity with the Company’s Second Amended and Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Class A Common Stock has been duly issued and sold as contemplated by the Registration Statement, the Class A Common Stock will be validly issued, fully paid and nonassessable.

(2) When the Registration Statement has become effective under the Act, the terms of the Preferred Stock and of its issuance and sale have been duly established in conformity with the Company’s Second Amended and Restated Certificate of Incorporation so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, a certificate of designations with respect to the Preferred Stock has been duly filed with the Secretary of State of the State of Delaware, and the Preferred Stock has been duly issued and sold as contemplated by the Registration Statement, the Preferred Stock will be validly issued, fully paid and nonassessable.

(3) When the Registration Statement has become effective under the Act, the indentures (each, an “Indenture”) relating to the relevant Debt Securities have been duly authorized, executed and delivered and duly qualified under the Trust Indenture Act of 1939, as amended, the terms of a particular Debt Security and of its issuance and sale have been duly established in conformity with the Indenture relating to the Debt Security so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company, and the Debt Securities have been duly executed and authenticated in accordance with the related Indenture and issued and sold as contemplated by the Registration Statement, the basic prospectus included therein and the appropriate prospectus supplement or supplements, the Debt Securities will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

In rendering the foregoing opinion, we are not passing upon, and assume no responsibility for, any disclosure in any registration statement or any related prospectus or other offering material relating to the offer and sale of the Securities.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. For purposes of this opinion, we have, with your approval, assumed that the trustee to be appointed will be eligible to act under the Trust Indenture Act of 1939, as amended, and will continue to be eligible.

We have relied as to certain factual matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Very truly yours,

/s/ SULLIVAN & CROMWELL LLP